Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Annual Report of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), on Form 10-K for the period ended June 30, 2016 (the “Report”), I, Stephen P. Herbert, Chief Executive Officer of the Company, hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 13, 2016	/s/ Stephen P. Herbert
Stephen P. Herbert, Chief Executive Officer